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Exhibit 1.2

SUBSCRIPTION AGREEMENT

BigInning Ventures Inc.

Dear Sirs:

        Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing 2,500,000 shares of common stock of BigInning Ventures Inc. (the "Company") a Nevada Corporation, at a price of $0.01 per share (the "Subscription Price")

        Purchaser hereby confirms the Subscription for and purchase of the said number of Shares, hereby agrees to pay herewith the Subscription Price for such Shares.

Check payable to: BigInning Ventures, Inc.

Executed this 6th  day of May, 2001  at
15490 Cliff Ave (Street Address), White Rock  (City)
B C (State) V3B 1V6  (Zip/Postal Code)

s/s Martin Lehn Signature of Purchaser Martin Lehn Printed name of Purchaser
Social Security Number/Tax ID 720-308-832
Number of Shares Purchased 2,500,000	Total Subscription Price $25,000
Accepted this 7th day of May, 2001
BigInning Ventures, Inc. /s/ Martin Lehn

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  Exhibit 1.2
SUBSCRIPTION AGREEMENT